SUBURBAN BANCSHARES, INC.
EARNINGS PER SHARE CALCULATION                                       EXHIBIT 11
JUNE 30, 1997

                                Market Price per Share:        Daily Average       End-of-Period
                                -----------------------        -------------       -------------
                                First Quarter 1997                        $2.4260             $2.1875

                                Second Quarter 1997                       $2.2573             $2.3125

                                Third Quarter 1997

                                Fourth Quarter 1997

COMMON STOCK EQUIVALENT COMPUTATION
================================================================================

               (a)   350,000 Management Stock Options exercisable at $0.10

                     First Quarter 1997                                 Primary       Fully Diluted

                        350,000 - ((350,000*.10)/avg price) =               335,573
                        350,000 - ((350,000*.10)/end price) =                                 334,000

                     Second Quarter 1997                                Primary       Fully Diluted

                        350,000 - ((350,000*.10)/avg price) =               334,495
                        350,000 - ((350,000*.10)/end price) =                                 334,865

               (b)   12,600 Options granted 1/22/97 exercisable at $2.625

                     First Quarter 1997                                 Primary       Fully Diluted

                        12,600 - ((12,600*2.625)/avg price) =               (1,034)                     Antidilutive
                        12,600 - ((12,600*2.625)/end price) =                                 (2,520)   Antidilutive

                     Second Quarter 1997                                Primary       Fully Diluted

                        12,600 - ((12,600*2.625)/avg price) =               (2,052)                     Antidilutive
                        12,600 - ((12,600*2.625)/end price) =                                 (1,703)   Antidilutive

EARNINGS PER SHARE CALCULATION
================================================================================

                  COMMON AND EQUIVALENT SHARES (PRIMARY)                     2nd Quarter 1997    1997 Year-to-Date
                     EARNINGS                                                         $227,329              $423,432
                     SHARES & EQUIVALENT SHARES
                          Common Shares                                             10,951,218            10,951,218
                          Common Stock Equivalents                                     334,495               335,031
                                                                                  ------------          ------------
                     TOTAL                                                          11,285,713            11,286,249

                     EPS                                                             $0.020143             $0.037518

                  FULLY DILUTED

                     EARNINGS                                                         $227,329              $423,432
                     SHARES & EQUIVALENT SHARES
                          Common Shares                                             10,951,218            10,951,218
                          Exercisable Options                                          334,865               334,435
                                                                                  ------------          ------------
                     TOTAL                                                          11,286,083            11,285,653

                     EPS                                                             $0.020142             $0.037520